                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

    Filed by the Registrant[X]
    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [ ] Preliminary Proxy Statement                       [ ] Confidential, for Use of the Commission
                                                          Only (as permitted by Rule 14a-6(e)(2))

    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Human Genome Sciences, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                          HUMAN GENOME SCIENCES, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 23, 2001

                            ------------------------

To the Stockholders of Human Genome Sciences, Inc.:

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Human Genome Sciences, Inc., a Delaware corporation (the "Company"), will be held at the University System of Maryland-Shady Grove Center, Auditorium, Building 1, 9640 Gudelsky Drive, Rockville, MD 20850 on Wednesday, May 23, 2001 at 9:30 a.m., local time, for the following purposes:

     1. To elect two directors for a three-year term ending in 2004.

     2. To consider and vote upon a proposed amendment to the Company's Restated Certificate of Incorporation (Fifth) to increase the Company's authorized common stock from 250,000,000 shares to 400,000,000 shares.

     3. To approve an amendment to the Company's 2000 Stock Incentive Plan.

     4. To ratify the selection of Ernst & Young LLP as the Company's independent auditors.

     5. To act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors of the Company has fixed the close of business on March 30, 2001 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of the stockholders as of the record date will be available for inspection by stockholders at the Company's corporate headquarters during business hours for a period of ten days prior to the Annual Meeting.

     Your attention is directed to the attached Proxy Statement and to the enclosed Annual Report of the Company for the fiscal year ended December 31, 2000.

                                          By Order of the Board of Directors,

                                          James H. Davis, Secretary

Rockville, Maryland
April 23, 2001

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                          HUMAN GENOME SCIENCES, INC.
                              9410 KEY WEST AVENUE
                         ROCKVILLE, MARYLAND 20850-3338
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement is being furnished to stockholders of Human Genome Sciences, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the University System of Maryland-Shady Grove Center, Auditorium, Building 1, 9640 Gudelsky Drive, Rockville, MD 20850 on Wednesday, May 23, 2001 at 9:30 a.m., local time and at any adjournments thereof.

SOLICITATION

     The solicitation is being made primarily by the use of the mails, but directors, officers and employees may also engage in the solicitation of proxies by telephone. The Company has retained the services of Georgeson Shareholder Communications, Inc. to assist it in soliciting proxies. Georgeson Shareholder Communications, Inc. will solicit proxies by personal interview, telephone, facsimile and mail. It is anticipated that the fee for those services will not exceed $8,000 plus reimbursement for out-of-pocket expenses. The cost of soliciting proxies will be borne by the Company. Other than the compensation of Georgeson Shareholder Communications, Inc., no compensation will be paid by the Company in connection with the solicitation of proxies, except that the Company may reimburse the brokers, custodians, nominees and other recordholders for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners.

     This Proxy Statement and the accompanying form of proxy are being sent to stockholders on or about April 23, 2001.

REVOCATION OF PROXIES

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need documentation from your record holder stating your ownership as of March 30, 2001 to vote personally at the Annual Meeting.

QUORUM AND VOTING REQUIREMENTS

     The close of business on March 30, 2001 has been fixed by the Board of Directors of the Company as the record date (the "Record Date") for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 125,722,754 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), outstanding. The presence at the Annual Meeting, in person or by a proxy relating to any matter to be acted upon at the meeting, of a majority of the outstanding shares, or 62,861,378 shares, is necessary to constitute a quorum for the Annual Meeting. Each outstanding share is entitled to one vote on all matters. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the Annual Meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum. In the event that there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. "Broker non-votes" mean the votes that could have been cast on the matter in question if the brokers had received their customers' instructions, and as to which the broker has notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority.

     Directors are elected by a plurality of votes. Abstentions and broker non-votes will have no effect on the outcome of the election of Directors.

     The proposal to amend the Company's Certificate of Incorporation requires approval by the affirmative vote of a majority of the Company's outstanding Common Stock entitled to vote at the Annual Meeting. Thus, broker non-votes and abstentions will have the effect of a vote "AGAINST" the proposal to amend the Company's Certificate of Incorporation.

     On all other matters the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter is required to approve such matter. On such matters, broker non-votes are not considered shares entitled to vote on the matter and therefore will not be taken into account in determining the outcome of the vote on the matter. Abstentions are considered shares entitled to vote on the matter and therefore will have the effect of a vote against the matter.

     All outstanding shares of the Company's Common Stock represented by properly executed and unrevoked proxies received in the accompanying form in time for the Annual Meeting will be voted. A stockholder may, with respect to the election of directors (1) vote for the election of the named director nominees, (2) withhold authority to vote for all such director nominees or (3) vote for the election of all such director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by striking a line through such nominee's name on the proxy. A stockholder may, with respect to each other matter specified in the notice of meeting (1) vote "FOR" the matter,
(2) vote "AGAINST" the matter or (3) "ABSTAIN" from voting on the matter. Shares will be voted as instructed in the accompanying proxy on each matter submitted to stockholders. If no instructions are given, the shares will be voted "FOR" the election of the named director nominees, "FOR" amendment of the Company's Certificate of Incorporation, "FOR" approval of the amendment to the Company's 2000 Stock Incentive Plan and "FOR" the ratification of Ernst & Young LLP as the Company's independent auditors.

     The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders the discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment thereof. Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the ownership of Common Stock of the Company as of March 30, 2001, unless otherwise indicated, by
(1) all stockholders known by the Company to beneficially own more than five percent of the outstanding Common Stock, (2) each of the directors and nominees for director, (3) each executive officer of the Company, including those named in the Summary Compensation Table and (4) all directors and executive officers of the Company as a group. All share numbers reflect two two-for-one stock splits paid in the form of a stock dividend on January 28, 2000 and October 5, 2000.

                                                            NUMBER OF
        NAME AND ADDRESS OF BENEFICIAL OWNER(1)           SHARES OWNED      PERCENT OWNED
        ---------------------------------------          ---------------    -------------
Janus Capital Corporation..............................    14,402,725(2)        11.5%
  100 Fillmore Street
  Denver, Colorado 80206-4923

Sid R. Bass and Lee M. Bass Group......................    12,547,464(3)        10.0%
  201 Main Street
  Fort Worth, Texas 76201-3131

FMR Corp. .............................................    11,970,250(4)         9.5%
  82 Devonshire Street
  Boston, Massachusetts 02109-3614

     DIRECTORS, NOMINEES, AND EXECUTIVE DIRECTORS
     --------------------------------------------
William A. Haseltine, Ph.D. ...........................     6,415,953(5)         5.0%
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland 20850

Susan Bateson McKay....................................       118,198(6)           *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland 20850

James H. Davis, Ph.D., J.D. ...........................       477,947(7)           *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland 20850

Jurgen Drews, M.D. ....................................        40,000(8)           *
  Firnhaberstrasse 14
  D-82340 Feldafing Germany

Beverly Sills Greenough................................        81,000(9)           *
  211 Central Park West, #4-F
  New York, New York 10024

Robert Hormats.........................................        35,999(10)          *
  c/o Goldman Sachs & Co.
  85 Broad Street
  New York, New York 10128

                                                            NUMBER OF
     DIRECTORS, NOMINEES, AND EXECUTIVE DIRECTORS         SHARES OWNED      PERCENT OWNED
     --------------------------------------------        ---------------    -------------
Max Link, Ph.D. .......................................        52,000(11)          *
  Tobelhofstr, 30
  8044 Zurich, Switzerland

Arthur M. Mandell......................................       453,579(12)          *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland 20850

Steven C. Mayer........................................       587,105(13)          *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland 20850

Craig A. Rosen, Ph.D. .................................     1,238,128(14)        1.0%
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland 20850

Alan G. Spoon..........................................        35,999(15)          *
  Polaris Venture Partners
  1000 Winter Street, Suite 3350
  Waltham, Massachusetts 02451

David C. Stump, M.D. ..................................       170,841(16)          *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland 20850

Laura D'Andrea Tyson, Ph.D. ...........................        35,999(17)          *
  2015 Los Angeles Avenue
  Berkeley, California 24707

James B. Wyngaarden, M.D. .............................        79,000(18)          *
  3504 Stoneybrook Drive
  Durham, North Carolina 27705

All directors and executive officers as a group (14
  persons).............................................     9,821,748(19)        7.5%

---------------
  * Percentage is less than 1% of the total number of outstanding shares of the Company's Common Stock.

 (1) Except as otherwise indicated, each party has sole voting and investment power over the shares beneficially owned.

 (2) As reported on a Schedule 13G filed by Janus Capital Corporation on February 15, 2001.

 (3) As reported on a Schedule 13G filed by Sid R. Bass and Lee M. Bass and 14 related and affiliated entities on February 13, 2001. In some cases the entities have sole voting and investment power over their respective shares of the Company's Common Stock; in other cases the entities share voting and/or investment power with other entities in the group.

 (4) As reported on a Schedule 13G filed by FMR Corp. on February 14, 2001. In some cases the entities have sole voting and investment power over their respective shares of the Company's

     Common Stock; in other cases the entities share voting and/or investment power with other entities in the group.

 (5) Includes 2,232,405 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 62,000 shares of Common Stock owned by Dr. Haseltine's wife, as to which Dr. Haseltine disclaims beneficial ownership, and 1,857,595 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

 (6) Includes 100,698 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 189,802 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

 (7) Includes 474,947 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 502,053 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

 (8) Includes 40,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 16,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

 (9) Includes 77,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days.

(10) Includes 27,999 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 45,001 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(11) Includes 8,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days.

(12) Includes 413,079 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 446,421 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(13) Includes 528,773 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 412,795 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(14) Includes 762,524 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Also includes 104,000 shares of Common Stock held in trust for Dr. Rosen's minor children, as to which Dr. Rosen disclaims beneficial ownership. Does not include 802,476 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(15) Includes 27,999 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 52,001 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(16) Includes 166,265 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 529,159 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(17) Includes 35,999 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 60,001 shares of Common Stock issuable upon exercise that are not exercisable within 60 days.

(18) Includes 79,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days.

(19) Includes 4,974,688 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 4,913,304 shares issuable upon exercise of options that are not exercisable within 60 days.

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                   PROPOSAL 1.  ELECTION OF CLASS I DIRECTORS

     One class of directors, the Class I directors, consisting of Drs. Drews and Wyngaarden, has a term of office expiring at the Annual Meeting. Drs. Drews and Wyngaarden have each been nominated as the new Class I directors to serve for a three-year term expiring at the annual meeting of stockholders in 2004 and until their successors shall be elected and qualified.

     The persons named in the enclosed proxy intend to vote properly executed and returned proxies "FOR" the election of all nominees proposed by the Board of Directors unless authority to vote is withheld. In the event that any nominee is unable or unwilling to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve.

     Set forth below is information concerning the nominees for election and those directors whose terms continue beyond the date of the Annual Meeting.

NOMINEES FOR DIRECTOR FOR A THREE-YEAR TERM
EXPIRING AT THE 2004 ANNUAL MEETING.

                                             DIRECTOR             PRINCIPAL OCCUPATION AND BUSINESS
               NOMINEE                 AGE    SINCE             EXPERIENCE DURING THE PAST FIVE YEARS
               -------                 ---   --------   -----------------------------------------------------
Jurgen Drews, M.D. ..................  67      1998     Member of the Executive and Nominating Committees of
                                                        the Company. Chairman and partner of International
                                                        Biomedicine Management Partners, Basel, Switzerland.
                                                        Managing Partner of Bear Stearns Health Innoventures,
                                                        LLC. Member of the Executive Committee of the Roche
                                                        Group, Hoffmann-La Roche, Inc., from 1986 until his
                                                        retirement in 1998. Dr. Drews also served as
                                                        President, Global Research for the Roche Group from
                                                        1996 until 1998. He was President, International
                                                        Research and Development at the Roche Group from 1991
                                                        until 1996. Before joining Roche in 1985, Dr. Drews
                                                        was Head of International Pharmaceutical Research and
                                                        Development of Sandoz, Ltd. in Basel, Switzerland.
                                                        Dr. Drews' board memberships include Protein Design
                                                        Labs, Inc., of Mountain View, CA, and MorphoSys GmbH
                                                        as well as Genomics Pharmaceutical Company, both in
                                                        Munich, Germany.

James B. Wyngaarden, M.D. ...........  76      1993     Founding Principal of the Washington Advisory Group,
                                                        LLC. Emeritus Professor of Medicine, Duke University;
                                                        Professor of Medicine and Sr. Associate Dean,
                                                        International Programs, University of Pennsylvania
                                                        Medical Center, 1995-1997. Foreign Secretary,
                                                        National Academy of Sciences and Institute of
                                                        Medicine and Associate Vice Chancellor for Health
                                                        Affairs at Duke University, 1990 to 1994. Served as
                                                        Director of the National Institutes of Health from
                                                        1982 to 1989 and as Associate Director for Life
                                                        Sciences, Office of Science and Technology Policy,
                                                        Executive Office of the President from 1989 to 1990.
                                                        Served as Director of Human Genome Organization from
                                                        1990 to 1991. Serves as Chairman of the Board of
                                                        Directors of Hybridon, Inc., and as a Director of
                                                        Genaera Corporation and Origenics Technologies.
                                                        Author of approximately 250 scientific publications.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THE CLASS I
                                   DIRECTORS.

DIRECTORS CONTINUING IN OFFICE.

CLASS II DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2002 ANNUAL MEETING:

                                             DIRECTOR             PRINCIPAL OCCUPATION AND BUSINESS
               NOMINEE                 AGE    SINCE             EXPERIENCE DURING THE PAST FIVE YEARS
               -------                 ---   --------   -----------------------------------------------------
Max Link, Ph.D.......................  60      1995     Member of the Executive, Compensation and Nominating
                                                        Committees of the Company. Dr. Link has held a number
                                                        of executive positions with pharmaceutical and
                                                        healthcare companies. Most recently he served as
                                                        Chief Executive Officer of Corange Limited, from May
                                                        1993 until June 1994. Prior to joining Corange
                                                        Limited, Dr. Link served in a number of positions
                                                        within Sandoz Pharma Ltd., including Chief Executive
                                                        Officer from 1987 until April 1992, and Chairman from
                                                        April 1992 until May 1993. Dr. Link currently serves
                                                        on the Boards of Directors of Access Pharmaceuticals,
                                                        Inc.; Alexion Pharmaceuticals, Inc.; Cell
                                                        Therapeutics, Inc.; Celsion Corporation; CytRx
                                                        Corporation; Discovery Laboratories, Inc.; Osiris
                                                        Therapeutics, Inc.; Protein Design Labs, Inc. and
                                                        Sulzer Medica Ltd. Dr. Link received his doctorate in
                                                        Economics from the University of St. Gallen.

Craig A. Rosen, Ph.D.................  43      1992     Executive Vice President of Research and Development
                                                        and Director of the Company. Employed by the Roche
                                                        Institute of Molecular Biology from 1987 to December
                                                        1992, serving as Chairman of the Department of Gene
                                                        Regulation from 1991 to December 1992 and in varying
                                                        positions in the Department of Molecular Oncology and
                                                        Virology from 1987 to 1991. Member of the Board and
                                                        Chairman of the Scientific Advisory Council for the
                                                        American Foundation for AIDS Research from 1990 to
                                                        1995 and serves on the Scientific Advisory Boards for
                                                        the Wistar Institute and the Institute for Human
                                                        Virology. Dr. Rosen serves as a Director of Vascular
                                                        Genetics, Inc. Author of approximately 130
                                                        publications and an editorial board member of several
                                                        scientific publications.

Beverly Sills Greenough..............  71      1993     Chairman of the Lincoln Center for the Performing
                                                        Arts, Inc. since 1994. Managing Director of the
                                                        Metropolitan Opera in New York, a position held since
                                                        1991. President of the New York City Opera Board from
                                                        1989 to 1990. Served as General Director of the New
                                                        York City Opera Company from 1979 to 1989. Serves on
                                                        the Board of Directors of American Express Company,
                                                        Inc. and is Chairman of the Multiple Sclerosis
                                                        Society.

CLASS III DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2003 ANNUAL MEETING:

                                             DIRECTOR             PRINCIPAL OCCUPATION AND BUSINESS
               NOMINEE                 AGE    SINCE             EXPERIENCE DURING THE PAST FIVE YEARS
               -------                 ---   --------   -----------------------------------------------------
William A. Haseltine, Ph.D...........  56      1993     Chairman of the Board, Chief Executive Officer and
                                                        member of the Executive and Nominating Committees of
                                                        the Company. Consultant to the Company from December
                                                        1992 until May 1993. Chairman of the Board of
                                                        Trustees of the National Health Museum, member of The
                                                        Brookings Institution Board of Trustees and member of
                                                        The Trilateral Commission. Member of the faculty of
                                                        Harvard Medical School and the Dana Farber Cancer
                                                        Institute from 1976 to May 1993. Member of the
                                                        faculty of the Harvard School of Public Health from
                                                        1977 to May 1993 and Chief of Human Retrovirology at
                                                        the Dana Farber Cancer Institute from 1988 to May
                                                        1993. A founder of several biotechnology companies.
                                                        Author of approximately 250 scientific publications.

Laura D'Andrea Tyson, Ph.D...........  53      1998     Member of the Audit Committee of the Company. Dean of
                                                        the Walter A. Haas School of Business at the
                                                        University of California, Berkeley since 1998. Served
                                                        as the President's National Economic Advisor from
                                                        1995 to 1996 and as Chairman of the White House
                                                        Council of Economic Advisors from 1993 to 1995. Dr.
                                                        Tyson was a member of the National Bipartisan
                                                        Commission on the Future of Medicare and a principal
                                                        of the Law & Economics Consulting Group from June
                                                        1997 to December 2000. Dr. Tyson is a member of the
                                                        Boards of Directors of SBC Communications Inc.; the
                                                        Council on Foreign Relations; Eastman Kodak Company;
                                                        Fox Entertainment Group, Inc.; Morgan Stanley, Dean
                                                        Witter & Co.; Discover & Co and the Institute of
                                                        International Economics. She is a member of The
                                                        Trilateral Commission. She also serves on the Board
                                                        of Trustees of The Asia Foundation; the Advisory
                                                        Boards of E.M. Warburg, Pincus & Co., LLP;
                                                        Shorenstein Company, LP; E-piphany; Bartertrust; the
                                                        G7 Group, Inc.; H & Q Asia Pacific, Ltd. and the
                                                        Boards of Editors of The American Prospect and
                                                        California Management Review. She is a Senior
                                                        Director of Sebago Associates, Inc., an economic
                                                        consulting firm, and an Economic Viewpoint columnist
                                                        for Business Week magazine.

Robert D. Hormats....................  58      1996     Member of the Executive, Audit and Compensation
                                                        Committees of the Company. Vice Chairman of Goldman
                                                        Sachs (International) since 1987. Served in various
                                                        capacities with Goldman, Sachs & Co. since 1982.
                                                        Served as a Senior Staff Member for International
                                                        Economic Affairs on the National Security Council
                                                        from 1974 to 1977. Served as Deputy Assistant
                                                        Secretary for Economic and Business Affairs at the
                                                        Department of State from 1977 to 1979, Ambassador and
                                                        Deputy U.S. Trade Representative from 1979 to 1981
                                                        and Assistant Secretary of State for Economic and
                                                        Business Affairs from 1981 to 1982. Appointed by
                                                        former President Clinton in 1993 to the Board of the
                                                        U.S.-Russia Investment Fund.

                                             DIRECTOR             PRINCIPAL OCCUPATION AND BUSINESS
               NOMINEE                 AGE    SINCE             EXPERIENCE DURING THE PAST FIVE YEARS
               -------                 ---   --------   -----------------------------------------------------
Alan G. Spoon........................  49      1998     Member of the Executive, Audit and Compensation
                                                        Committees of the Company. Mr. Spoon is Managing
                                                        General Partner at Polaris Venture Partners, a
                                                        venture capital firm that he joined in May 2000. He
                                                        was Chief Operating Officer and Director of The
                                                        Washington Post Company, a public company, from 1991
                                                        until his retirement in March 2000; he also served as
                                                        President from May 1993 until his retirement. From
                                                        1989 to 1991, Mr. Spoon was President of Newsweek,
                                                        Inc. During that time he was also responsible for
                                                        Post-Newsweek television stations. From 1987 to 1989,
                                                        he was The Washington Post Company's Chief Financial
                                                        Officer. Mr. Spoon presently serves as a Director of
                                                        American Management Systems, Inc., Ticketmaster and
                                                        Danaher Corporation, each of which is a public
                                                        company. He is a Director of International Data Group
                                                        (IDG), a private company, and serves on the boards of
                                                        various Polaris portfolio companies. In addition, Mr.
                                                        Spoon is a Regent of The Smithsonian Institution.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

     The Board of Directors held three regular meetings and five telephonic meetings during 2000. Dr. Drews and Mrs. Sills Greenough attended fewer than 75% of the total number of meetings of the Board and of the Committees of which each was a member during 2000. The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Executive Committee, currently consisting of Drs. Haseltine, Link and Drews and Messrs. Spoon and Hormats, has the authority to act on most matters during the intervals between meetings of the Board of Directors. The Executive Committee held two regular meetings and one telephonic meeting during 2000.

     The Audit Committee, currently consisting of Messrs. Hormats and Spoon and Dr. Tyson, provides the opportunity for direct contact between the Company's independent auditors and the Board of Directors. Each member of the Audit Committee is independent in accordance with the Nasdaq listing standards. The Audit Committee makes recommendations concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held four meetings during 2000.

     The Compensation Committee, currently consisting of Dr. Link and Messrs. Hormats and Spoon, determines all compensation paid or awarded to the Company's executive officers and senior officers (those with the rank of vice president or above) and administers the Company's 2000 Stock Incentive Plan and Employee Stock Purchase Plan. The Compensation Committee held seven regular meetings and three telephonic meetings during 2000.

     The Nominating Committee, currently consisting of Drs. Haseltine, Link and Drews, is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and proposing candidates to fill any vacancies on the Board of Directors. The committee will consider nominees for Board membership recommended by stockholders. Any stockholder wishing to propose a nominee may submit a recommendation in writing to the Company's Secretary, indicating the nominee's qualifications and other relevant biographical information. The Nominating Committee did not meet during 2000.

IDENTIFICATION OF EXECUTIVE OFFICERS

     Set forth below is certain information regarding the positions and business experience of each executive officer of the Company who is not also a director of the Company.

          EXECUTIVE OFFICER            AGE                          POSITIONS
          -----------------            ---   --------------------------------------------------------
Susan Bateson McKay..................  46    Ms. Bateson McKay has served as Senior Vice President,
                                             Human Resources of the Company since December 2000 and
                                             served as Vice President, Human Resources of the Company
                                             from January 1997 to December 2000. Prior to joining the
                                             Company, Ms. Bateson McKay served as Director of Human
                                             Resources and Administration at Finnegan, Henderson,
                                             Farabow, Garrett & Dunner, L.L.P., from May 1994 to
                                             December 1996. From 1983 to 1994, Ms. Bateson McKay was
                                             employed by J.P. Morgan & Co., Incorporated and was
                                             appointed Vice President, Human Resources in 1985. Ms.
                                             Bateson McKay holds a masters degree in Business
                                             Administration from New York University and a bachelors
                                             degree, cum laude, in Economics from Mount Holyoke
                                             College.

James H. Davis, Ph.D., J.D. .........  50    Dr. Davis has served as Senior Vice President, General
                                             Counsel and Secretary of the Company since May 1997.
                                             From 1995 to 1997, Dr. Davis was of counsel to the
                                             Washington D.C. law firm of Finnegan, Henderson,
                                             Farabow, Garrett & Dunner, L.L.P. Prior to this time,
                                             Dr. Davis served in a number of capacities with the
                                             agricultural biotechnology company, Crop Genetics
                                             International, including General Counsel from 1988 to
                                             1995, Vice President of Research and Development from
                                             1990 to 1995, Secretary from 1990 to 1995 and a member
                                             of the Board of Directors from 1992 to 1995. Prior to
                                             joining Crop Genetics, Dr. Davis was a partner in the
                                             Washington, D.C. office of Weil, Gotshal & Manges. Dr.
                                             Davis holds a doctorate degree in Organic and
                                             Theoretical Chemistry from the California Institute of
                                             Technology and a law degree from the University of
                                             Virginia.

Arthur M. Mandell....................  48    Mr. Mandell serves as Senior Vice President and Chief
                                             Business Officer of the Company. Prior to joining the
                                             Company, Mr. Mandell was a Principal of the consulting
                                             firm ZS Associates and General Manager of the West Coast
                                             office located in Menlo Park, California. Prior to
                                             joining ZS Associates in 1995, Mr. Mandell spent over 13
                                             years at Syntex Corporation where he held a number of
                                             senior management positions in strategic planning,
                                             business development, new product planning, product
                                             marketing and financial management, including Regional
                                             Vice President overseeing Business Development and
                                             Market Planning for the Pacific Rim, Mexico and Canada.
                                             Prior to entering the pharmaceutical industry, Mr.
                                             Mandell was at Intel Corporation in Silicon Valley where
                                             he developed planning processes and decision support
                                             models. Mr. Mandell also serves as a Director of
                                             Vascular Genetics, Inc.

          EXECUTIVE OFFICER            AGE                          POSITIONS
          -----------------            ---   --------------------------------------------------------
Steven C. Mayer......................  47    Mr. Mayer has served as Senior Vice President and Chief
                                             Financial Officer of the Company since September 1996.
                                             From 1995 to 1996, Mr. Mayer was Vice President and
                                             Chief Financial Officer of GenVec, Inc., an early-stage
                                             gene therapy company. From 1991 to 1995, he served as
                                             Vice President (subsequently Senior Vice President) and
                                             Chief Financial Officer of TheraTech, Inc. Prior to
                                             joining TheraTech, Inc., Mr. Mayer was involved in the
                                             formation of Myriad Genetics and was Vice President and
                                             Chief Financial Officer of NPI, an agricultural
                                             biotechnology company. Mr. Mayer holds a masters degree
                                             in Business Administration from Stanford University.

David C. Stump, M.D..................  51    Dr. Stump has served as Senior Vice President, Drug
                                             Development of the Company since November 1999. From
                                             October 1995 to October 1999, he served as Vice
                                             President, Clinical Research and Genentech Fellow at
                                             Genentech, Inc. Dr. Stump first joined Genentech in 1989
                                             as Director, Clinical Research and leader of its
                                             thrombolytic therapy drug development program. Prior to
                                             joining Genentech he was Associate Professor of Medicine
                                             and Biochemistry at the University of Vermont. He
                                             received his medical degree at Indiana University and
                                             his postgraduate training at the University of Iowa as
                                             well as the University of Leuven, Belgium. He is board
                                             certified in Internal Medicine, Hematology and Medical
                                             Oncology and is a Fellow of the American Colleges of
                                             Physicians and the Council on Arteriosclerosis,
                                             Thrombosis and Vascular Biology of the American Heart
                                             Association. He is the author of approximately 60
                                             scientific publications.

            PROPOSAL 2 -- APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                 RESTATED CERTIFICATE OF INCORPORATION (FIFTH)

     The Board of Directors has approved, and is recommending to the stockholders for approval at the Annual Meeting, an amendment to Article III of the Company's Restated Certificate of Incorporation (Fifth) to increase the number of shares of Common Stock which the Company is authorized to issue from 250,000,000 to 400,000,000. The Board of Directors determined that this amendment is advisable and should be considered at the Annual Meeting. The full text of the proposed amendment to the Certificate of Incorporation is shown below.

PURPOSE AND EFFECT OF THE AMENDMENT

     Under the present Restated Certificate of Incorporation (Fifth), the Company has the authority to issue 250,000,000 shares of Common Stock. As of March 30, 2001, 125,722,754 shares of Common Stock were issued and outstanding and 29,099,017 shares of Common Stock were reserved for issuance (1) upon the exercise of the Company's stock options, (2) in connection with the Company's employee stock purchase plan and (3) upon the conversion of the Company's 5 1/2% Convertible Subordinated Notes due 2006, 5% Convertible Subordinated Notes Due 2007 and 3 3/4% Convertible Subordinated Notes Due 2007. Accordingly, as of March 30, 2001, after taking into account the shares reserved for issuance, approximately 95,178,229 shares of Common Stock were available for issuance. The proposed amendment would provide for an additional 150,000,000 shares of Common Stock available for issuance.

     The additional Common Stock to be authorized by adoption of the proposed amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of additional shares of Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. The proposed amendment would not change the par value of the Common Stock. If the amendment is adopted, it will become effective upon filing a Certificate of Amendment to the Company's Restated Certificate of Incorporation with the Secretary of State of Delaware.

     The purpose of the increase in authorized shares is to provide additional shares of Common Stock that could be issued for corporate purposes without further stockholder approval, unless required by applicable law or regulation. The Board of Directors believes that it is in the best interests of the Company to have additional shares of Common Stock authorized at this time to alleviate the delay of holding a special meeting of stockholders to authorize additional shares of Common Stock when the need arises. Possible purposes for additional shares of Common Stock include effecting acquisitions of other businesses or properties, establishing strategic relationships with other companies and securing additional financing for the operation of the Company through the issuance of additional shares or other equity-based securities. Purposes for additional shares of Common Stock also include paying stock dividends or subdividing outstanding shares through stock splits. The Company has no specific plans for any of these actions at this time.

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION (FIFTH)

     If this proposal is approved, Article III(a) of the Company's Restated Certificate of Incorporation (Fifth) will be amended to state as follows:

     "(a) AUTHORIZATION. THE TOTAL NUMBER OF SHARES OF ALL CLASSES OF STOCK WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS 420,000,000 SHARES, CONSISTING OF 20,000,000 SHARES OF PREFERRED STOCK, PAR VALUE $.01 PER SHARE (THE "PREFERRED STOCK"), AND 400,000,000 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE (THE "COMMON STOCK")."

     And Article III(c)(1) of the Company's Restated Certificate of Incorporation (Fifth) will be amended to state as follows:

     "(1) DESIGNATION AND AMOUNT. THE DESIGNATION OF THIS CLASS OF CAPITAL STOCK SHALL BE COMMON STOCK, PAR VALUE $.01 PER SHARE ("COMMON STOCK"). THE NUMBER OF SHARES, POWERS, TERMS, CONDITIONS, DESIGNATIONS, PREFERENCES AND PRIVILEGES, RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS, AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS, SHALL BE AS SET FORTH IN THIS
     ARTICLE III(c). THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK IS 400,000,000. THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK MAY BE INCREASED OR DECREASED (BUT NOT BELOW THE NUMBER OF SHARES THEREOF THEN OUTSTANDING) BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF THE MAJORITY OF THE STOCK OF THE CORPORATION ENTITLED TO VOTE, IRRESPECTIVE OF THE PROVISIONS OF SECTION 242(b)(2) OF THE DELAWARE GENERAL CORPORATION LAW."

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE
            COMPANY'S RESTATED CERTIFICATE OF INCORPORATION (FIFTH).

            PROPOSAL 3 -- APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                           2000 STOCK INCENTIVE PLAN

     The Board of Directors has amended the Company's 2000 Stock Incentive Plan (the "2000 Plan"), subject to stockholder approval. This proposed amendment will adjust the provisions that establish the maximum number of shares of Common Stock that may be issued under the 2000 Plan, and will make other modifications generally to emphasize considerations of stockholders' interests with respect to the 2000 Plan. As amended, the 2000 Plan will be known as the "Amended and Restated 2000 Stock Incentive Plan."

     The 2000 Plan is the stock-based compensation program under which we grant stock options to our employees, consultants and non-employee directors. The plan has been integral to the Company's ability to attract and retain key personnel, and to foster motivation among our employees, directors and other service providers by increasing their proprietary interest in the Company's success. The amended 2000 Plan will continue to serve these important roles.

SUMMARY OF AMENDMENT

     The proposed amendment to the 2000 Plan will establish a limit on the number of shares of Common Stock that may be issued with respect to awards granted each year. For 2001, 2002 and 2003, this limit will be equal to five percent of the outstanding Common Stock as of the end of the preceding fiscal year. Shares that are available for a year but not subject to awards granted in that year will be carried forward ("Carryover Shares") to the following year. Shares available and not subject to awards granted as of December 31, 2000 will be carried forward to 2001, and shares available and not granted in 2003 will be carried forward to later years. After 2003, only the carried forward shares and the shares that are returned to the pool of available shares due to award forfeitures and the like, will be available for issuance. The annual limit on the shares available under the amended 2000 Plan as described above will replace the limitation under the current terms of the plan on the aggregate number of shares issuable over the ten-year plan term.

     We believe the proposed adjustment to the share limitation under the 2000 Plan is appropriate to ensure sufficient stock option capacity under the 2000 Plan for the near future. The adjustment was based on the level of stock options granted in recent years and expectations as to the continued increase in the Company's work force. Given the nature of the Company's business and the importance of its employees, stock options have been routinely and broadly issued to employees, and the continued availability of the options as part of the compensation program of the Company is critical to our success.

     The proposed amendment to the 2000 Plan also eliminates or modifies other terms of the plan primarily to emphasize considerations of stockholders' interests with respect to the plan. These changes include:

     - eliminating the ability to reprice stock options without prior stockholder approval,

     - eliminating the ability to grant discounted stock options,

     - requiring that the term of a stock option be ten years or less,

     - specifying that the Board of Directors may not materially amend the 2000 Plan without obtaining stockholder approval, and

     - limiting the types of awards available under the 2000 Plan to stock options and stock appreciation rights.

     No awards have been granted with respect to shares that will become available pursuant to the proposed amendment to the 2000 Plan. For information concerning stock options granted in 2000 to the Named Executive Officers of the Company, see the table, "Options Granted in 2000," provided below in this Proxy Statement. Other than the stock options for non-employee directors that will be granted pursuant to a formula provided in the 2000 Plan (see "Types of Awards -- Non-Employee Director Options," below), the Company has not determined the awards that will be made under the amended terms of the 2000 Plan and, consequently, the number of shares that will be covered by those awards and the recipients of those awards currently cannot be determined.

     The amended 2000 Plan will become effective upon stockholder approval and will remain in effect until February 15, 2010, unless it is terminated by the Board of Directors at an earlier date.

     A copy of the amended 2000 Plan is attached to this Proxy Statement as Exhibit A. The above description of the amendment to the 2000 Plan and the following summary description of the plan are qualified by reference to the attached copy of the plan.

SUMMARY OF STOCK INCENTIVE PLAN, AS AMENDED

     Number of Shares.

     The number of shares of Common Stock available annually for awards granted under the amended 2000 Plan during the Company's fiscal years 2001, 2002 and 2003 will be equal to (a) five percent of the outstanding Common Stock for the end of the preceding fiscal year, plus (b) the Carryover Shares. For fiscal year 2001, the Carryover Shares are the 3,896,038 shares remaining available for award under the 2000 Plan at the end of fiscal year 2000. For each year after 2001, the Carryover Shares will be the shares that were available for awards, and that were not subject to any awards, as of the last day of the preceding year.

     If the Company acquires another entity through a merger or similar transaction and issues replacement awards under the 2000 Plan to employees, officers and directors of the acquired entity, those awards, to the extent permitted under applicable laws and exchange rules, will be above and beyond, and will not reduce, the share pool otherwise available under the amended 2000 Plan as discussed above. In addition, any shares covered by an award (or portion of an award) granted under the 2000 Plan (or the prior plans that were merged into the 2000 Plan) that expires or is otherwise forfeited, surrendered or cancelled without exercise, or that are tendered to the Company as full or partial payment of the exercise price or related tax withholding obligations, will again be available for award under the 2000 Plan.

     The following additional limitations are imposed under the amended 2000 Plan. The maximum number of shares of Common Stock that may be issued in connection with incentive stock options granted after 2000 that are intended to qualify under Internal Revenue Code section 422 is 15,000,000 shares. The maximum number of shares subject to awards that may be granted during any one fiscal year of the Company to any one person is 2,000,000 shares. To the extent this maximum permissible award per person is not made in a year, the unused amount may be carried over to the subsequent years. This carry-over feature is added by the proposed amendment to the 2000 Plan.

     Administration; Eligibility.

     Except with respect to the non-employee director options discussed below, the selection of the participants in the 2000 Plan and the terms of awards granted to each participant will be determined by the plan administrator. The Compensation Committee of the Board of Directors is currently the plan administrator. From time to time, one or more committees as may be appointed by the Board of Directors may serve as plan administrator. All employees, officers and directors of the Company and its subsidiaries are eligible to be selected to receive awards under the 2000 Plan, as are non-employee service providers. Non-employee directors of the Company will be eligible to receive only the non-employee director options discussed below. Seven non-employee directors and approximately 731 employees at present are eligible to receive awards under the amended 2000 Plan.

     Adjustments upon Corporate Transactions or Changes to Common Stock.

     Subject to any required action by the Company or its stockholders, and subject to the Delaware General Corporation Law, if the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, stock dividend, and the like, a proportionate and appropriate adjustment will be made in the number of shares of Common Stock underlying the outstanding awards. A commensurate change will also be made to
(1) the maximum number of shares issuable under the 2000 Plan, (2) the maximum number of shares with respect to which awards may be granted during any one fiscal year to any person and (3) the number of shares covered by non-employee director options to be granted after such event.

     Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the securities then subject to the awards are changed into or exchanged for cash, property and/or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to, or the acquisition of shares of Common Stock representing more than 80% of the voting power of the outstanding shares by, another corporation or person, the awards will terminate, unless provision is made for the assumption of the awards, or the substitution for the awards of any awards covering securities of a successor employer corporation or its affiliate with appropriate adjustments as to the number and kind of shares of stock and prices. If an award would terminate as described above, the award holder will have the right to exercise the award, whether or not the award is vested, for a designated period prior to the transaction that will cause the termination.

     Types of Awards

     The amended 2000 Plan would allow the Company to grant stock options and stock appreciation rights only. The proposed amendment to the 2000 Plan will eliminate the ability to grant performance awards of stock or cash under the plan. The Company may make or guarantee loans to participants to assist them in exercising awards and satisfying their withholding tax obligations.

     Stock Options: The 2000 Plan allows the Administrator to grant either awards of incentive stock options as that term is defined in section 422 of the Internal Revenue Code or non-qualified stock options. Incentive stock options, however, will be available only for employees of the Company or any of its subsidiaries. All options must have an exercise price per share that is not less than the fair market value of a share of Common Stock on the date of grant. As of March 30, 2001, the fair market value of a share of the Common Stock, determined by the last reported sale price per share on that date as quoted on The Nasdaq National Market, was $46.00. No stock option granted under the amended 2000 Plan may have a term longer than 10 years. The option exercise price may be paid in cash, by tender of shares of Common Stock, by a combination of cash and shares or by any other means the Administrator approves.

     Non-Employee Director Options: Beginning with the 2000 Annual Meeting of the Stockholders, each non-employee director is eligible to receive a non-qualified option under the 2000 Plan for 48,000 shares upon initial appointment or election and upon each re-election. Each such option will have an exercise price equal to the fair market value of the stock on the date of grant, and will become exercisable in 48 equal monthly installments. Because of the staggered Board, there will be a two-year transition period after the 2000 annual meeting before all non-employee directors will have received their new non-employee director options. During this transition period, the option grant formula under the 1994 Stock Option Plan will be continued for non-employee directors who have not yet received their first new non-employee director options. Under that formula, the non-employee director will receive, during the transition period, an option for 8,000 shares of Common Stock granted immediately following the date of each annual meeting of stockholders as long as that person is a member of the Board of Directors. Each such transition period option will become exercisable in full on the first anniversary of the date of grant.

     Stock Appreciation Rights: The 2000 Plan allows the Administrator to grant awards of stock appreciation rights. A stock appreciation right entitles the holder to receive a payment in cash, in shares of Common Stock or in a combination of both, having an aggregate value equal to the product of (i) the excess of (a) the fair market value on the exercise date of one share of Common Stock over (b) the base price per share specified in the grant agreement, times
(ii) the number of shares specified by the stock appreciation right, or portion thereof, that is exercised.

     Amendments

     The Board of Directors may alter, amend, suspend or discontinue the 2000 Plan or any portion of the plan at any time, but no such action may be taken without stockholder approval if it would materially amend the plan. The Administrator may alter or amend awards under the amended 2000 Plan, but no such action may be taken without the consent of the participant if it would materially adversely affect an outstanding award granted to him or her, and no such action may be taken without prior stockholder approval if it would result in repricing a stock option to a lower exercise price other than to reflect a capital adjustment of the Company such as a stock split.

     Federal Income Tax Consequences

     The following is a general summary of the United States federal income tax treatment of incentive stock options and non-qualified stock options, which are authorized for grant under the 2000 Plan, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder.

     Incentive Stock Options. Incentive stock options under the 2000 Plan are intended to meet the requirements of Internal Revenue Code section 422. No tax consequences result from the grant of the option. If an option holder acquires stock upon the exercise, no income will be recognized by the option holder for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to option may result in alternative minimum tax liability to the option holder) and the Company will be allowed no deduction as a result of such exercise, if the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is an employee of the Company or of a subsidiary and (b) the option holder makes no disposition of the stock within two years from the date the option is granted nor within one year after the stock is transferred to the option holder. If the option holder sells the stock after complying with these conditions, any gain realized over the price paid for the stock will ordinarily be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of the sale.

     If the option holder fails to comply with the employment requirements, the tax consequences will be substantially the same as for a non-qualified option, discussed below. If the option holder fails to comply with the holding period requirements, the option holder will recognize ordinary income in an amount equal to the lesser of (1) the excess of the fair market value of the stock on the date the option was exercised over the exercise price or (2) the excess of the amount realized upon such disposition over the adjusted tax basis of the stock. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, the Company will be allowed an equivalent deduction in the same year.

     Non-Qualified Stock Options. No tax consequences result from the grant of the option. An option holder who exercises a non-qualified stock option will generally realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount. Any subsequent gain or loss will be a capital transaction.

     Disallowance of Deductions. The Internal Revenue Code disallows deductions for publicly held corporations with respect to compensation in excess of $1,000,000 paid to the corporation's chief executive officer and its four other most highly compensated officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if certain statutory requirements are satisfied. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a plan, such as the 2000 Plan, that limits the number of shares that may be issued to any individual and that is approved by the company's stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE
                             STOCK INCENTIVE PLAN.

               PROPOSAL 4 -- RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Ernst & Young LLP to serve as independent auditors for the fiscal year ending December 31, 2001, subject to the ratification of such appointment by the stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and is expected to be available to respond to appropriate questions from stockholders. Ernst & Young LLP currently serves as the Company's independent auditors.

     Unless marked to the contrary, the shares represented by the enclosed proxy, if properly executed and returned, will be voted "FOR" the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF ERNST & YOUNG
                                      LLP.

AUDIT FEES

     For the year ended December 31, 2000, the Company incurred from Ernst & Young LLP an aggregate of $83,090 for audit fees, covering professional services rendered for (1) the audit of the Company's annual financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and (2) the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the first three quarters of 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Ernst & Young LLP did not perform any financial information systems design, implementation or related services for the Company during the year ended December 31, 2000.

ALL OTHER FEES

     For the year ended December 31, 2000, the Company incurred from Ernst & Young LLP an aggregate of $107,744 for all other services, including $3,885 for non-audit accounting services, $20,756 for tax related services and $83,103 for other transaction related accounting services.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors consists of three independent directors, as required by Nasdaq listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached as Exhibit B to this Proxy Statement, and is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Messrs. Hormats and Spoon and Dr. Tyson. Each year, the Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors.

     Management is responsible for the Company's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP, the Company's independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Ernst & Young LLP's judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting.

     Ernst & Young LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young LLP that firm's independence. The Audit Committee further considered whether the provision by Ernst & Young LLP of the non-audit services described above is compatible with maintaining the auditors' independence.

     Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended the selection of Ernst & Young LLP as the company's independent auditors for 2001, subject to stockholder ratification.

                                          Audit Committee

                                          Robert D. Hormats, Chairman
                                          Alan G. Spoon
                                          Laura D'Andrea Tyson, Ph.D.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION OF DIRECTORS

     In 2000, each director who was not an employee of the Company, a consultant to the Company, or associated with a collaborator of the Company, was eligible to receive a director's fee of $25,000 per year and a fee of $1,000 for participation in each meeting of a committee of the Board of Directors. Other directors received no compensation for their services to the Company as directors. Beginning with the 2000 Annual Meeting of the Stockholders, each non-employee director was also entitled to receive an automatic grant of options to purchase 48,000 shares of Common Stock on the date that such non-employee director was first elected or appointed or re-elected as a director. In each year before a non-employee director receives the automatic grant noted above, such non-employee director will receive an annual automatic grant of an option to purchase 8,000 shares of Common Stock. All directors are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors.

EXECUTIVE COMPENSATION

     The employees named in the following table were the Company's Chief Executive Officer and the five highest-paid executive officers during 2000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                             ANNUAL COMPENSATION                 COMPENSATION AWARDS
                                    -------------------------------------   -----------------------------
                                                           OTHER ANNUAL     RESTRICTED STOCK                   ALL OTHER
                                    SALARY(1)    BONUS    COMPENSATION(2)      AWARDS(3)       OPTIONS(4)   COMPENSATION(5)
NAME AND PRINCIPAL POSITION  YEAR      ($)        ($)           ($)               ($)             (#)             ($)
---------------------------  ----   ---------   -------   ---------------   ----------------   ----------   ---------------
William A. Haseltine,
  Ph.D. ..................   2000    448,077    200,000       82,615                             650,000          2,625
  Chief Executive Officer    1999    398,654    175,000       82,845                             520,000          2,500
                             1998    364,539    160,000       66,287                             920,000          2,500

Craig A. Rosen, Ph.D......   2000    338,846    170,000                                          350,000          2,493
  Executive Vice President   1999    309,115    160,000                                          300,000          2,493
                             1998    286,631    130,000                                          300,000          2,500

David C. Stump, M.D.(6)...   2000    275,000    105,000       81,530                             200,000          2,625
  Senior Vice President      1999     37,019     50,000                                          500,000

James H. Davis, Ph.D.,
  J.D. ...................   2000    273,654    105,000                                          200,000          2,625
  Senior Vice President      1999    239,000     85,000                                          160,000          2,500
                             1998    213,723     75,000                                          100,000          2,500

Steven C. Mayer...........   2000    273,654    105,000                                          200,000          2,573
  Senior Vice President      1999    238,808    165,000                                          120,000          2,500
                             1998    208,569     75,000                                          140,000          2,500

Arthur M. Mandell.........   2000    273,654    105,000                                          200,000          2,625
  Senior Vice President      1999    238,615    110,000                                          120,000        146,912(7)
                             1998    203,723     75,000                                          100,000          2,473

---------------
(1) Includes amounts earned but deferred at the election of the Named Executive Officer, such as salary deferrals under the Company's 401(k) Plan established under Section 401(k) of the Internal Revenue Code.

(2) As permitted by rules promulgated by the Securities and Exchange Commission, no amounts are shown with respect to certain perquisites (such as car and housing allowances), where such amounts do not exceed the lesser of (i) 10% of the sum of the salary and bonus of the Named Executive Officer, or (ii) $50,000. Amounts reported for Dr. Haseltine include $55,680, $44,101 and $47,436 in imputed interest for 2000, 1999 and 1998, respectively, on an interest-free loan (See "-- Loans to Executive Officers"). Also included in the amounts reported for Dr. Haseltine are $26,934, $22,143 and $17,352 for car allowances for 2000, 1999 and 1998, respectively. The amount reported for

    Dr. Stump represents relocation expenses for which he was reimbursed, as well as gross-up for income tax purposes on these expenses.

(3) No cash dividends were paid on stock or restricted stock for the fiscal years ended December 31, 2000, 1999 or 1998.

(4) The Company has awarded no Stock Appreciation Rights. Share amounts for all years presented have been restated to reflect two two-for-one stock splits paid in the form of a stock dividend on January 28, 2000 and October 5, 2000.

(5) Except as otherwise indicated, the amounts reported represent the Company's contribution to the Named Executive Officer's account under its 401(k) Plan. The amounts reported for 1999 and 1998 were inadvertently excluded from the Company's annual Proxy Statements for those years and are being presented here for the first time.

(6) Joined the Company November 1, 1999.

(7) The amount reported as "All Other Compensation" for Mr. Mandell in 1999 includes $2,500 representing the Company's 1999 contribution to Mr. Mandell's 401(k) Plan account, $118,398 pertaining to the leasing, insurance and early buy-out of a leased automobile and $26,014 pertaining to the initiation fee and membership dues for a local country club, both of which include a gross-up for income tax purposes.

     The following table sets forth information concerning grants to the Named Executive Officers of options to purchase shares of the Company's Common Stock granted in 2000.

                            OPTIONS GRANTED IN 2000

                                                             INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE VALUE
                                         ----------------------------------------------------------   AT ASSUMED ANNUAL RATES OF
                                                    PERCENT OF TOTAL                                   STOCK PRICE APPRECIATION
                                                   OPTIONS GRANTED TO   EXERCISE PRICE                    FOR OPTION TERM(1)
                                         OPTIONS     ALL EMPLOYEES        PER SHARE      EXPIRATION   ---------------------------
                 NAME                      (#)       IN FISCAL YEAR          ($)            DATE         5%($)          10%($)
                 ----                    -------   ------------------   --------------   ----------   ------------   ------------
William A. Haseltine, Ph.D. ...........  650,000         9.2%               65.563       12/06/2010    26,800,942     67,918,849

Craig A. Rosen, Ph.D. .................  350,000         5.0%               65.563       12/06/2010    14,431,276     36,571,688

David C. Stump, M.D. ..................  200,000         2.8%               65.563       12/06/2010     8,246,444     20,898,107

James H. Davis, Ph.D., J.D. ...........  200,000         2.8%               65.563       12/06/2010     8,246,444     20,898,107

Steven C. Mayer........................  200,000         2.8%               65.563       12/06/2010     8,246,444     20,898,107

Arthur M. Mandell......................  200,000         2.8%               65.563       12/06/2010     8,246,444     20,898,107

---------------
(1) The assumed annual rates of stock price appreciation of 5% and 10% are required by the Securities and Exchange Commission to be used for illustration purposes and are not intended to forecast possible future appreciation, if any, of the Company's Common Stock.

     The following table sets forth information with respect to option exercises by and year-end values during 2000 for the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                    AND OPTION VALUES AT END OF FISCAL YEAR

                                                              NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                                                                   OPTIONS AT               MONEY OPTIONS AT FISCAL
                                SHARES                         FISCAL YEAR-END (#)              YEAR-END ($)(1)
                             ACQUIRED ON       VALUE       ---------------------------   -----------------------------
           NAME              EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
           ----              ------------   ------------   -----------   -------------   ------------   --------------
William A. Haseltine,
  Ph.D. ...................          0                0     1,570,016      2,519,984      85,757,467      98,617,208

Craig A. Rosen, Ph.D. .....    208,088       13,237,650       651,056        928,944      39,214,321      31,686,384

David C. Stump, M.D. ......      4,576          244,101       103,756        591,668       4,925,168      19,341,890

James H. Davis, Ph.D.,
  J.D. ....................     83,000        5,333,250       371,086        605,914      22,395,272      23,125,347

Steven C. Mayer............     83,824        5,677,697       442,256        513,920      27,021,423      18,099,597

Arthur M. Mandell..........    135,500        8,416,268       324,846        539,654      19,686,967      19,707,167

---------------
(1) Value is based on the difference between the stock option exercise price and the closing price of the Company's Common Stock on The Nasdaq National Market on December 29, 2000 of $69.313 per share.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     In February 1997, the Company entered in an employment agreement with Dr. Haseltine that superseded his May 1993 employment agreement. The employment agreement is for an initial term that expired in February 2000 and has been and will be automatically extended for additional one-year periods unless terminated by either party four months prior to the end of the applicable term. The employment agreement provides that Dr. Haseltine is entitled to an annual base salary as determined by the Board of Directors ($485,000 as of January 1, 2001), an annual bonus as determined by the Board of Directors and an annual car allowance. The Company may terminate the employment agreement without cause, and upon such termination, Dr. Haseltine will be entitled to severance equal to his base salary for a period of 24 months. The Company sold to Dr. Haseltine 2,644,640 shares of restricted Common Stock on May 18, 1993 at a purchase price of $.05 per share. The shares of Common Stock sold to Dr. Haseltine vested in equal annual installments over a four-year period that commenced on May 11, 1993. All of the shares are subject to rights of first refusal by the Company on sale (at a price per share equal to $.2825 less than the price of the proposed sale).

     In October 1992, the Company entered into an employment agreement with Dr. Rosen in which Dr. Rosen agreed to serve as Senior Vice President, Research and Development of the Company. Since 2000, he has served as Executive Vice President, Research and Development. The employment agreement was for an initial term that ended in October 1995 and has been and will be automatically extended for additional one-year periods unless terminated by either party prior to the end of the applicable term. Dr. Rosen is entitled to an annual base salary, as determined by the Board of Directors ($365,000 as of January 1, 2001), an annual bonus of between 10% and 20% of his base salary, and an annual car allowance. The Company may terminate the employment agreement without cause, and upon such termination, Dr. Rosen will be entitled to receive three months' base salary. In April 1993, pursuant to the agreement, the Company sold to Dr. Rosen 563,908 shares of restricted Common Stock at a purchase price of $.0025 per share. All of the shares are subject to rights of first refusal by the Company on sale (at a price per share equal to $.0475 less than the price of the proposed sale).

     In September 1999, the Company entered into an employment agreement with Dr. Stump in which Dr. Stump agreed to serve as Senior Vice President, Drug Development of the Company, effective November 1999. Dr. Stump is entitled to an annual base salary, as determined by the Board of Directors ($295,000 as of January 1, 2001) and an annual bonus of up to 30% of base salary. Upon termination without cause, Dr. Stump will be entitled to receive base salary until the earlier of (1) 12 months after termination of employment or (2) commencement of other regular full-time employment.

     In April 1997, the Company entered into an employment agreement with Dr. Davis in which Dr. Davis agreed to serve as Senior Vice President, General Counsel and Secretary of the Company. Dr. Davis is entitled to an annual base salary, as determined by the Board of Directors ($295,000 as of January 1, 2001) and an annual bonus of up to 30% of base salary. Upon termination without cause, Dr. Davis will be entitled to receive base salary until the earlier of (1) 12 months after termination of employment or (2) commencement of other regular full-time employment.

     In August 1996, the Company entered into an employment agreement with Mr. Mayer in which Mr. Mayer agreed to serve as Senior Vice President and Chief Financial Officer of the Company. Mr. Mayer is entitled to an annual base salary, as determined by the Board of Directors ($295,000 as of January 1, 2001) and an annual bonus of up to 30% of base salary. Upon termination without cause, Mr. Mayer will be entitled to receive base salary until the earlier of (1) 12 months after termination of employment or (2) commencement of other regular full-time employment.

     In January 1997, the Company entered into an employment agreement with Mr. Mandell in which Mr. Mandell agreed to serve as Senior Vice President, Corporate and Business Development of the Company. Since January 2001, he has served as Senior Vice President and Chief Business Officer. Mr. Mandell is entitled to an annual base salary, as determined by the Board of Directors ($295,000 as of January 1, 2001) and an annual bonus of up to 30% of base salary. Upon termination without cause or upon a constructive termination, Mr. Mandell will be entitled to receive base salary until the earlier of (1) 12 months after termination of employment, or (2) commencement of other regular full-time employment.

     In July 1998, the Company established a Key Executive Severance Plan for the Chief Executive Officer, the President and other key employees of the Corporation, and pursuant to that plan, the Company entered into agreements with the Named Executive Officers. The agreements provide that in the event the executive's employment is terminated by the Company without cause or by the Executive for good reason, in either case within 18 months of a Change in Control of the Company (as defined in the Plan), the Company shall make a cash payment to the executive equal to 1.5 times the sum of the executive's annual salary plus bonus (2.0 times in the case of the Chief Executive Officer) and the executive will be entitled to continue to participate in the Company's group medical, dental, life and disability programs for a period of eighteen months (twenty-four months in the case of the Chief Executive Officer). In addition, the Key Executive Severance Plan provides that upon a Change in Control, all option plans will vest unless the options are assumed or replaced in connection with the Change in Control and the assumed or replacement options will vest in the event the executive's employment is terminated without cause or the executive resigns for good reason, in either case within 18 months of the Change in Control. Each executive also agreed to certain confidentiality and non-solicitation provisions as a condition to participation in the Key Executive Severance Plan.

LOANS TO EXECUTIVE OFFICERS

     In November 1993, the Board of Directors authorized the extension of an interest-free loan (the "Loan") to Dr. Haseltine, in an amount up to $1,000,000, to enable Dr. Haseltine to pay certain tax liabilities relating to his purchase of Common Stock in May 1993. The Loan was made on December 29, 1993 and was evidenced by a promissory note dated March 4, 1994 in the original amount of $872,845, replacing a promissory note dated December 29, 1993 (as replaced, the "Note"). The principal amount of the Loan was increased to $891,488 on December 16, 1994. The Loan was secured initially by 457,888 shares of issued and outstanding Common Stock of the Company, with a market value at that time equal to 200% of the principal sum of the loan (the "Collateral") and is now secured by 128,504 shares of Common Stock. The Loan is repayable in full on the earliest to occur of (1) twenty business days after demand for repayment has been made by the Company, (2) twenty business days after Dr. Haseltine's employment has been terminated, (3) on the date Dr. Haseltine defaults on the Note or (4) Decem-ber 29, 2003. Dr. Haseltine is required to repay the Loan in full, or in some instances, in part, if he sells any of the Collateral.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee is a current or former officer or employee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists entirely of non-employee directors. The Compensation Committee determines all compensation paid or awarded to the Company's executive officers and approves the Company's overall compensation policies.

     The Compensation Committee's goals are to attract and retain an executive management team that is capable of taking full advantage of the Company's opportunities, and to provide incentives for outstanding performance. In arriving at an initial compensation offer to an individual, the Compensation Committee considers determinants of the individual's market value, including experience, education, accomplishments and reputation, as well as the level of responsibility to be assumed, in relation to the market value of such qualifications and industry standards. When determining subsequent adjustments to an individual's compensation package, the Compensation Committee also evaluates the importance to stockholders of that person's continued service. This is a judgment process, exercised by the Compensation Committee with the advice of Company management and a compensation consultant.

     The executive officers' compensation structure consists of: (1) base salary, (2) cash bonus and (3) stock options.

     Base Salary. Each individual's base salary is determined by the Compensation Committee after considering a variety of factors that make up market value and prospective value to the Company, including the knowledge, experience and accomplishments of the individual, the individual's level of responsibility, and the typical compensation levels for individuals with similar credentials. The Compensation Committee may change the salary of an individual on the basis of its judgment for any reason, including the performance of the individual or the Company, changes in responsibility and changes in the market for executives with similar credentials. Salaries for 2001 were set based on the above factors and after review of industry comparables and discussion with a leading compensation consultant.

     Cash Bonus. Bonuses are awarded for accomplishments during the past year. Bonuses are determined by the Compensation Committee with advice from Company Management, based upon the Committee's assessment of the individual's contributions during the year, compared to, but not limited to, a list of individualized goals previously approved by Management and the Compensation Committee. In determining bonuses for the fiscal year ended December 31, 2000, the Compensation Committee considered in addition to the individualized goals, the Company's raising additional net proceeds of $1.4 billion from two debt and one equity financing to support ongoing research and significant progress in conducting clinical trials of new drug candidates and in identifying new therapeutic proteins for internal development or out-licensing, completion of the Company's leased process development and manufacturing facility and initiation of construction of an expansion to the facility, continued progress within collaborations previously established and establishment of new collaborations in the area of antibodies, and further additions to the Company's intellectual property and to its capability to convert this to product development programs.

     Stock Options. Stock options are prospective incentives, aimed at keeping and motivating key people by letting them share in the value they create for stockholders. They are awarded at times deemed appropriate by the Compensation Committee in amounts calculated to secure the full attention and best efforts of executives on whose future performance the Company's success will depend. Executive officers other than the Chief Executive Officer (discussed below) received options on 1,260,000 shares in 2000.

     Chief Executive Officer's Compensation. The Compensation Committee awarded Dr. Haseltine a bonus of $200,000 for the fiscal year ended December 31, 2000. In addition, effective January 1, 2001, Dr. Haseltine's base salary was increased from $450,000 per year to $485,000 per year. The bonus and increase in salary are based on the Compensation Committee's assessments of Dr. Haseltine's role in the Company's performance in 2000. Under Dr. Haseltine's leadership, the Company's capabilities and opportunities were significantly enhanced by raising additional net proceeds of $1.4 billion from two debt and one equity financing to support ongoing research efforts and initiating new collaborations in the area of antibodies, which multiply the potential for converting the Company's discoveries into products on a timely basis. At the same time, the Company has made significant progress in developing new drug candidates. Organizational development is keeping pace with the expanding opportunities.

     Compensation Deduction Limit. The Compensation Committee has considered the $1 million limit for federal income tax purposes on deductible executive compensation that is not performance based, and believes all executive compensation expenses will be deductible by the Company for the foreseeable future.

                                          Compensation Committee

                                          Max Link, Ph.D., Chairman
                                          Robert D. Hormats
                                          Alan G. Spoon

PERFORMANCE GRAPH

     As part of the proxy statement disclosure requirements mandated by the Securities and Exchange Commission, the Company is required to provide a comparison of the cumulative total stockholder return on its Common Stock with that of a broad equity market index and either a published industry index or a company-constructed peer group index. The following graph compares the performance of the Company's Common Stock for the periods indicated with the performance of the Nasdaq U.S. Stock Market Total Return Index (the "TRI") and the Nasdaq Pharmaceutical Index (the "NPI"). The comparison assumes $100 was invested on December 31, 1995 in the Company's Common Stock and in each of the foregoing indices and assumes the reinvestment of dividends.

[LINE GRAPH]

                                                  HUMAN GENOME SCIENCES             NASDAQ US            NASDAQ PHARMACEUTICALS
                                                  ---------------------             ---------            ----------------------
12/31/95                                                 100.00                      100.00                      100.00
12/31/96                                                 106.54                      123.04                      100.13
12/31/97                                                 103.92                      150.69                      103.19
12/31/98                                                  92.97                      212.51                      130.98
12/31/99                                                 399.02                      394.94                      246.87
12/31/00                                                 724.84                      237.68                      307.90

                             ADDITIONAL INFORMATION

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires that the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the SEC and provide the Company with copies of such reports. The Company has reviewed such reports received by it and written representations from its directors and executive officers. Based solely on such review, the Company believes that all ownership filing requirements were timely during 2000, except for an inadvertent omission of a charitable gift of shares owned by Mr. Steven C. Mayer on a Form 5 filed for the 2000 fiscal year. Mr. Mayer subsequently filed an amended Form 5 reporting the charitable gift.

OTHER MATTERS

     The Board of Directors of the Company knows of no other business that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, TO EACH OF THE COMPANY'S STOCKHOLDERS OF RECORD ON MARCH 30, 2001, AND TO EACH BENEFICIAL OWNER OF STOCK ON THAT DATE, UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, 9410 KEY WEST AVENUE, ROCKVILLE, MARYLAND 20850-3338, ATTENTION: INVESTOR RELATIONS OFFICE. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. REQUESTS FROM BENEFICIAL OWNERS OF COMMON STOCK MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP.

PROPOSALS FOR THE 2002 ANNUAL MEETING

     The deadline for submission of stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2002 Annual Meeting of Stockholders is December 26, 2001. Any such proposal received by the Corporation's principal executive offices in Rockville, Maryland after such date will be considered untimely and may be excluded from the proxy statement and form of proxy.

     The deadline for submission of stockholder proposals to be presented at the 2002 Annual Meeting of Stockholders, but which will not be included in the proxy statement and form of proxy relating to such meeting, is March 26, 2002. Any such proposal received by the Corporation's principal executive offices in Rockville, Maryland after such date will be considered untimely and the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

                                          By Order of the Board of Directors,

                                          James H. Davis, Secretary

April 23, 2001

     THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

                                                                       EXHIBIT A

                          HUMAN GENOME SCIENCES, INC.
                 AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

1. ESTABLISHMENT, PURPOSE AND TYPES OF AWARDS

     Human Genome Sciences, Inc., a Delaware corporation (the "Company"), hereby establishes the Human Genome Sciences, Inc. Amended and Restated 2000 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best-available persons.

     The Plan is the continuation of the Company's 1993 Incentive and Non-qualified Stock Option Plan and 1994 Stock Option Plan (collectively, the "Prior Plans"), which are hereby merged and restated as set forth herein. The provisions of the Prior Plans shall continue to control with respect to any outstanding options granted thereunder that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code to the extent necessary to preserve such status.

     The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options) and stock appreciation rights, in any combination.

2. DEFINITIONS

     Under this Plan, except where the context otherwise indicates, the following definitions apply:

     (a) "Affiliate" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

     (b) "Award" shall mean any stock option or stock appreciation right granted under the Plan or one of the Prior Plans.

     (c) "Board" shall mean the Board of Directors of the Company.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     (e) "Common Stock" shall mean shares of common stock of the Company, par value of one cent ($.01) per share.

     (f) "Fair Market Value" shall mean, with respect to a share of the Company's Common Stock for any purpose on a particular date, the value determined by the Administrator in good faith. However, if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, "Fair Market Value" shall mean, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator's discretion, quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market; (ii) the last sale price on the relevant date quoted on the Nasdaq SmallCap Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator's discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. For all purposes under this Plan, the term "relevant date" as used in this Section 2(f) shall mean either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator's discretion.

     (g) "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award and shall incorporate the terms of the Plan.

3. ADMINISTRATION

     (a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "Administrator").

     (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards; provided, however, that the Administrator shall not have the discretion to grant options to non-employee directors except as provided in Section 6(b) of the Plan.

     The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder, and provided, further, that no such modification, amendment or substitution that results in repricing the Award to a lower exercise price shall be made without prior stockholder approval) and
(vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment or other relationship with the Company.

     The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

     (c) Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

     (d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award.

     (e) Indemnification. To the maximum extent permitted by law and by the Company's charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

     (f) Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4. SHARES AVAILABLE FOR THE PLAN; MAXIMUM AWARDS

     Subject to adjustments as provided in Section 7(d) of the Plan, the number of shares of Common Stock available for Awards granted during the Company's fiscal years 2001, 2002 and 2003 shall equal (a) five percent of the outstanding Common Stock, as of the end of the preceding fiscal year, plus (b) the Carryover Shares, and the number of shares of Common Stock available for Awards granted during any fiscal year of the Company after 2003 shall be equal to the Carryover Shares. For fiscal year 2001, "Carryover Shares" means the 3,893,878 shares representing the excess of (x) the shares which were available for issuance under the Plan prior to 2001 (including shares transferred from the Prior Plans), over (y) the shares which were issued under the Plan, or were subject to outstanding Awards granted under the Plan or the Prior Plans, prior to 2001. For each fiscal year after 2001, "Carryover Shares" means the shares which were available for Awards, and which were not subject to any Awards, as of the last day of the preceding fiscal year. Notwithstanding the foregoing, in no event shall more than an aggregate of 15,000,000 shares of Common Stock be issued pursuant to Awards granted after 2000 that are intended to qualify as incentive stock options under Code section 422. The Company shall reserve as of the beginning of each fiscal year a sufficient number of shares of Common Stock to satisfy outstanding Awards under the Plan (including Awards outstanding under the Prior Plans that are merged herein) and the number of additional shares available for issuance in accordance with the formula set forth above.

     If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

     The maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any calendar year to any one person is 2,000,000 shares, subject to adjustments as provided in Section 7(d) of the Plan; provided, however, that to the extent the maximum permissible award is not made in a year, such amount may be carried over to subsequent years. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5. PARTICIPATION

     Participation in the Plan shall be open to all employees, officers and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. Non-employee directors of the Company shall be eligible to participate in the Plan only as provided in Section 6(b).

6. AWARDS

     The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. The Administrator may permit or require a recipient of an Award to defer such individual's receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

     (a) Stock Options. The Administrator may from time to time grant to eligible participants, other than non-employee directors of the Company, Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing "parent corporation" or "subsidiary corporation," as defined in Code sections 424(e) and (f), respectively, of the Company. All options granted under the Plan must have an exercise price at least equal to Fair Market Value as of the date of grant and no option granted under the Plan shall have a maximum term in excess of ten (10) years. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

     (b) Non-Employee Director Options. Each director of the Company who is not an employee of the Company (a "Non-Employee Director"), and who is appointed, elected or re-elected as director on or after the date of the annual meeting of stockholders for the Company's fiscal year ending December 31, 2000, shall receive an option (a "Director Option") to purchase 48,000 shares of Common Stock on the date of each such appointment, election or re-election. Until the annual stockholders meeting for the fiscal year in which a Non-Employee Director receives his or her first Director Option, such Non-Employee Director will receive an automatic grant, on the day immediately following the date of each annual meeting of stockholders as long as such director is a member of the Board, of an option to purchase 8,000 shares of Common Stock (a "Transition Period Director Option"). The exercise price for each share subject to a Director Option or a Transition Period Director Option shall be equal to the Fair Market Value of the Common Stock on the date of grant. Each Director Option shall become exercisable in 48 equal monthly installments commencing on the date of grant. Each Transition Period Director Option will become exercisable in full on the first anniversary of the date of grant.

     (c) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of
(i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

7. MISCELLANEOUS

     (a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed the statutory minimum tax withholding requirement.

     (b) Loans. The Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

     (c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

     (d) Adjustments; Business Combinations.

          (i) Subject to any required action by the Company (which shall be promptly taken) or its shareholders, and subject to the provisions of the Delaware General Corporation Law, if the outstanding Common Stock are increased or decreased or changed into or exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such Common Stock is effected without receipt of consideration by the Company occurring after the date of grant of an Award, a proportionate and appropriate adjustment shall be made in the number of shares of Common Stock underlying the Award, so that the proportionate interest of the Award holder immediately following such event shall, to the extent practicable, be the same as immediately before such event. A commensurate change will be made to (A) the maximum number of shares reserved for issuance or with respect to which Awards may be granted under the Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan and (B) the number of shares covered by Director Options and Transition Period Director Options, as provided in Section 6(b), to be granted after such event.

          (ii) In addition to the adjustments covered under Section 7(d)(i) above, any Award may contain provisions to the effect that upon the occurrence of certain events, including a change in control of the Company (as defined by the Administrator in the Grant Agreement), any outstanding Awards not theretofore exercisable or free from restrictions, as the case may be, shall either immediately, or upon a further determination made by the Administrator at the time of the event, become fully exercisable or free from restrictions.

          (iii) The Administrator will make the adjustments and determinations under Sections 7(d)(i) and 7(d)(ii), and its determination will be final, binding and conclusive.

          (iv) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company as a result of which the outstanding securities of the class of securities then subject to the Awards are changed into or exchanged for cash or property or securities not of the Company's issue, or any combination thereof, or upon a sale of substantially all the property of the Company to, or the acquisition of shares of Common Stock representing more than eighty percent (80%) of the voting power of the shares of Common Stock then outstanding by, another corporation or person, the Awards shall terminate, unless provision be made in writing in connection with such transaction for the assumption of the Awards theretofore granted, or the substitution for such Awards of any awards covering the stock or securities of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Awards shall continue in the manner and under the terms so provided. If an Award would otherwise terminate pursuant to the foregoing sentence, the holder of such Award shall have the right, at such time before the consummation of the transaction causing such termination as the Company shall reasonably designate, to exercise the unexercised portions of the Awards, including the portions thereof that would, but for this subsection, not yet be exercisable.

     (e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for Awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate solely as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted. To the extent permitted under applicable law and exchange rules, any Awards granted pursuant to this
Section 7(e) shall not reduce the number of shares available for issuance pursuant to Section 4.

     (f) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time; provided, however, that the Board may not materially amend the Plan without obtaining shareholder approval.

     (g) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice.

     (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

     (i) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

     (j) Effective Date; Termination Date. The Plan initially became effective February 16, 2000, and shall continue in effect as amended and restated herein, subject to approval of the stockholders of the Company at the 2001 Annual Meeting of the Stockholders or a special meeting of the stockholders at which the Plan, as amended and restated, is presented for approval, provided that any such special meeting is held within twelve months of the date this amended and restated Plan is adopted by the Board. No Award shall be granted under the Plan after the close of business on February 15, 2010. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Date Originally Approved by the Board:  February 16, 2000

Date Approved by the Stockholders:  May 24, 2000

Date Approved by the Board as Amended and Restated:  February 14, 2001

Date Approved by the Stockholders as Amended and Restated:

                                                                       EXHIBIT B

                          HUMAN GENOME SCIENCES, INC.
                            AUDIT COMMITTEE CHARTER

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Human Genome Sciences, Inc. (the "Corporation") will have the oversight responsibility, authority and duties described in this Charter.

PURPOSE

     The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (the "SEC"); (ii) the system of internal accounting and financial controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between the independent auditors, financial management and the Board. The Committee's responsibility is one of oversight, recognizing that the Corporation's management is responsible for preparing the Corporation's financial statements and that the independent auditors are responsible for auditing those financial statements. The independent auditors are ultimately accountable to the Committee and the Board for such accountants' audit of the financial statements of the Corporation.

COMPOSITION

     The Committee shall be appointed annually by the Board and shall comprise at least three directors, each of whom shall meet the independence and financial literacy requirements of the National Association of Securities Dealers (the "NASD"). In addition, at least one member of the Committee will possess accounting or financial management expertise as defined by the NASD. The Board shall designate one member as Chair of the Committee.

MEETINGS

     The Committee shall hold meetings as deemed necessary or desirable by the Chair of the Committee. In addition to such meetings of the Committee as may be required to perform the functions described under "Duties and Powers" below, the Committee shall meet at least annually with the chief financial officer and the independent auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed. The Committee may, at its discretion, meet in executive session with or without the presence of the independent auditors or corporate officers.

DUTIES AND POWERS

     The following shall be the principal recurring functions of the Committee in carrying out its oversight responsibilities. The functions are set forth as a guide with the understanding that the Committee may modify or supplement them as appropriate.

INDEPENDENT AUDITORS

      1. Review the performance of the independent auditors and make recommendations to the Board regarding the appointment or termination of the independent auditors.

      2. Ensure that the independent auditors prepare and deliver at least annually a formal written statement delineating all relationships between the independent auditors and the Corporation addressing at least the matters set forth in Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended.

      3. Discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

      4. Obtain from the independent auditors assurance that the audit was conducted in accordance with auditing standards generally accepted in the United States and rules and regulations set forth in Section 10A of the Securities Exchange Act of 1934, as amended.

      5. Review the fees charged by the independent auditors.

FINANCIAL STATEMENT AND REPORTS

      6. Receive and review from management and the independent auditors a timely analysis of significant financial reporting issues and practices.

      7. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

      8. Meet with management and/or the independent auditors to:

        - review the annual audit plans of the independent auditors;

        - discuss the annual financial statements;

        - discuss any significant matters arising from any audit or report or communication referred to in items 6 or 7 above relating to the financial statements;

        - discuss significant proposed or contemplated changes to the Corporation's accounting principles, policies, controls, procedures, practices and auditing plans; and

        - inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.

      9. Review the Corporation's quarterly financial statements with management and the independent auditors prior to the filing of the Corporation's Quarterly Report on Form 10-Q. The Chair of the Committee may represent the entire Committee for purposes of this review.

REPORTING AND RECOMMENDATIONS

     10. Determine, based on the reviews and discussions noted above, whether to recommend to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for filing with the SEC.

     11. Prepare any report, including any recommendation of the Committee, required by the rules of the SEC to be included in the Corporation's annual proxy statement.

     12. Maintain minutes or other records of meetings and activities of the Committee.

     13. Report its activities to the Board on a regular basis and make such recommendations with respect to the above and other matters and take such other actions as the Committee or the Board may deem necessary or appropriate.

RESOURCES AND AUTHORITY

     The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage independent auditors for special audits, review and other procedures and to retain special counsel and other experts or consultants.

ANNUAL REVIEW

     The Committee shall review, on at least an annual basis, this Charter and the scope of the responsibilities of this Committee. Any proposed changes, where indicated, shall be referred to the Board for appropriate action.

                          HUMAN GENOME SCIENCES, INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2001

        The undersigned hereby appoints WILLIAM A. HASELTINE, Ph.D., and JAMES
H. DAVIS, Ph.D, J.D., and each of them, with full power of substitution to each, as attorneys and proxies of the undersigned, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Human Genome Sciences, Inc. (the "Company") to be held at the University System of Maryland, Shady Grove Center, Auditorium, Building 1, 9640 Gudelsky Drive, Rockville, MD 20850, on May 23, 2001 at 9:30 a.m., local time, and at any adjournments thereof, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON(S) SIGNING IT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES INDICATED AND "FOR" THE OTHER PROPOSALS.

                            (CONTINUED ON OTHER SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                          HUMAN GENOME SCIENCES, INC.

                                  MAY 23, 2001



                                        \/  PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED  \/

------------------------------------------------------------------------------------------------------------------------------------
A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.


            FOR ALL NOMINEES                 WITHHOLD
          LISTED TO THE RIGHT          AUTHORITY TO VOTE       MANAGEMENT RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTOR LISTED
       (EXCEPT AS WRITTEN TO THE     FOR ALL NOMINEES LISTED   BELOW AND "FOR" PROPOSALS 2, 3 AND 4.
            CONTRARY BELOW)               TO THE RIGHT
                                                                                                                FOR AGAINST ABSTAIN
1. To elect     [ ]                          [ ]   NOMINEES: Jurgen Drews, M.D.       2. To approve an amendment [ ]   [ ]     [ ]
   2 directors                                               James B. Wyngaarden, M.D.   to the Company's
                                                                                         Restated Certificate of
                                                                                         Incorporation (Fifth).

                                                                                      3. To approve an amendment [ ]   [ ]     [ ]
To withhold authority to vote for any nominee(s), write                                  to the Company's 2000
the name(s) of the nominee(s) below:                                                     Stock Incentive Plan.

_______________________________________________________                               4. To ratify the           [ ]   [ ]     [ ]
                                                                                         appointment
_______________________________________________________                                  of Ernst & Young LLP
                                                                                         as the Company's
_______________________________________________________                                  independent auditors
                                                                                         for the fiscal year
                                                                                         ending December 31,
                                                                                         2001.

                                                                                      5. To act upon such other  [ ]   [ ]     [ ]
                                                                                         matters which may
                                                                                         properly come before
                                                                                         the Annual Meeting or
                                                                                         any adjournments
                                                                                         thereof.

                                                                                       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
                                                                                       VOTED IN THE MANNER DIRECTED HEREIN BY THE
                                                                                       STOCKHOLDER. IF NO DIRECTION IS MADE, THIS
                                                                                       PROXY WILL BE VOTED "FOR" THE ELECTION OF
                                                                                       THE NOMINEES INDICATED AND "FOR" THE OTHER
                                                                                       PROPOSALS.

                                                                                       The undersigned hereby acknowledges receipt
                                                                                       of a copy of the Company's 2000 Annual Report
                                                                                       and Notice of Annual Meeting and Proxy
                                                                                       Statement relating to such Annual Meeting.
                                                                                       The undersigned revokes all proxies
                                                                                       heretofore given for said Annual Meeting or
                                                                                       any adjournment(s) thereof.

                                                                                       PLEASE SIGN, DATE AND PROMPTLY RETURN THIS
                                                                                       PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS
                                                                                       REQUIRED IF MAILED WITHIN THE UNITED STATES.

SIGNATURE(S)                                                                           DATE
            --------------------------------------------------------------------------      ---------------------------------------
NOTE: Please sign exactly as your name appears hereon. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should give their full titles. If a signatory is a corporation, please give the full corporate name and have a duly authorized officer sign, stating his or her title. If a signatory is a partnership, please sign in partnership name by an authorized person.
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